Exhibit 23.2



                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1994 Members' Stock Purchase Plan of HON INDUSTRIES Inc. of our report dated February 11, 1994, with respect to the consolidated financial statements and related schedules of HON INDUSTRIES Inc. included in the Annual Report (Form 10-K) for the year ended January 1, 1994.





/s/ ERNST & YOUNG
ERNST & YOUNG

Chicago, Illinois
June 14, 1994